Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-49826 of C-COR Incorporated on Form S-8 of our report dated June 6, 2005, appearing in this Annual Report on Form 11-K of C-COR Incorporated Supplemental Executive Retirement Plan for the year ended December 31, 2004.

/s/ Parente Randolph, PC

Wilkes-Barre, Pennsylvania
June 6, 2005